UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 10, 2005 (May 10, 2005)

National Health Realty, Inc.
(Exact name of Registrant as specified in its charter)

Maryland
(State or Other Jurisdiction of Incorporation)

001-13487	52-2059888
(Commission File No.)	(IRS Employer
Identification Number)

100 Vine Street, Suite 1402
Murfreesboro, TN 37130
(Address of principal executive offices, including zip code)

(615) 890-2020
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

The Board of Directors of National Health Realty, Inc. (AMEX: NHR) announced today that a majority of the members of the Board of Directors are independent.

The Board of Directors of National Health Realty, Inc. announced that at the Board Meeting on May 9, 2005, after the Annual Meeting of Shareholders held on May 3, 2005, the Board found that newly elected Director Richard F. LaRoche, Jr. meets the American Stock Exchange requirements of "independence" due to the expiration of three years since his employment as an executive officer of NHC, the Investment Advisor to NHR. The Board has previously determined Directors J. Paul Abernathy, Joseph M. Swanson, and Joel Jobe are independent; therefore, with Mr. LaRoche elected to the NHR board, there are four independent directors. The remaining three directors of National Health Realty, Inc. are not independent. Those directors are W. Andrew Adams, Robert G. Adams, and Ernest G. Burgess, III, brother-in-law to W. Andrew Adams.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

National Health Realty, Inc.

By:/s/ Robert G. Adams
Name: Robert G. Adams
Title: President

Date: May 10, 2005